Exhibit 10.1

RENEWAL OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT

Avatech Solutions, Inc. (the “Company”) and George Davis (the “Executive”) have signed this document this 21st day of August, 2008 (the “Effective Date”) for the purpose of renewing the Company’s employment agreement with the Executive.

WHEREAS, on September 12, 2007, the Company and the Executive entered into an Amended and Restated Employment Agreement (the “Agreement”) to provide for the terms and conditions of the employment of the Executive as the Company’s President and Chief Executive Officer.

WHEREAS, the Agreement expired by its terms on June 30, 2008 and the Company desires the Executive to continue to serve as its President and Chief Executive Officer, and the Executive desires to continue in such position, subject to the terms and conditions set forth in the Agreement, as modified hereby.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained in the renewed Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

Section 1. Renewal of Agreement. The Agreement, which is incorporated herein by reference, is hereby renewed subject to the other provisions hereof, except the parties acknowledge that the execution of this document does not obligate the Company to (i) pay the Executive the $21,666 lump-sum payment contemplated by Section 4.1 of the Agreement or (ii) grant the Executive the 75,000 options contemplated by Section 4.2(a) of the Agreement, each of which was paid and satisfied upon the execution of the Agreement on September 12, 2007. Except as expressly provided herein, the terms and conditions of the Agreement shall remain unchanged and shall continue in effect until the expiration of the Term (as defined below).

Section 2. Term. The term of the Executive’s employment under the Agreement (the “Term”) shall be extended through June 30, 2009, subject to earlier termination as set forth in the Agreement. The Agreement, as renewed hereby, shall be renewable for a one-year term on July 1, 2009 by mutual agreement of the parties.

Section 3. Base Compensation. During the Term, the Company will pay the Executive a base salary (the “Base Salary”) at an annual rate of $250,000, payable in accordance with the Company’s normal payroll procedures for executive employees.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

AVATECH SOLUTIONS, INC.

By: /s/ Thom Waye
Name: Thom Waye
Title: Chair of the Board of Directors

/s/ George Davis

George Davis